Exhibit 99.1

MEDIA CONTACT:

Alison von Puschendorf

(877) 327-8422 x7366

alison.vonpuschendorf@dealertrack.com

INVESTOR CONTACT:

Paul Rybecky

investorrelations@dealertrack.com

(516) 734-3796

Dealertrack Technologies Reports
Record Revenue for Fourth Quarter and Full Year 2014

Reports 88% Revenue Growth for the Fourth Quarter, and 77% Growth for the Full Year

Lake Success, N.Y., February 23, 2015 – Dealertrack Technologies, Inc. (Nasdaq: TRAK) today reported strong financial results for the fourth quarter and year ended December 31, 2014.  Revenue grew year over year across all business lines as Dealertrack continued to execute on its vision of enabling the transformation of automotive retailing through its technology solutions.

“Dealertrack’s strong revenue and non-GAAP earnings growth this quarter reflects the positive momentum we are gaining with our expanded platform of connected technologies and services that are driving the convergence of online to in-store automotive retailing,” said Mark O’Neil, chairman and chief executive officer, Dealertrack Technologies. “For the fourth quarter in a row, our organic growth was more than 20 percent. We are proud of our team’s execution and are inspired by the future of our business as we expand into global markets with the acquisition of incadea plc.”

Fourth Quarter 2014 Earnings Overview

GAAP Results for the Fourth Quarter 2014

▪	Revenue for the quarter was $237.3 million, as compared to $126.1 million for 2013.
▪	GAAP net loss for the quarter was $(6.4) million, as compared to $(3.7) million for 2013.
▪	Diluted GAAP net loss per share for the quarter was $(0.12), as compared to $(0.08) for 2013.

Non-GAAP Results for the Fourth Quarter 2014

▪	Adjusted EBITDA for the quarter was $54.7 million, as compared to $28.1 million for 2013.
▪	Adjusted net income for the quarter was $23.0 million, as compared to $12.4 million for 2013.
▪	Diluted adjusted net income per share for the quarter was $0.42, as compared to $0.27 for 2013.

GAAP Results for the Year Ended December 31, 2014

▪	Revenue for the year was $854.4 million, as compared to $481.5 million for 2013.
▪	GAAP net loss for the year was $(17.3) million, as compared to GAAP net income of $5.9 million for 2013.
▪	Diluted GAAP net loss per share for the year was $(0.33), as compared to diluted GAAP net income per share of $0.13 for 2013.

GAAP net loss for the year ended December 31, 2014, was negatively impacted by a $7.5 million, or $0.14 per share, non-cash charge (net of taxes) relating to certain changes in expected asset use as Dealertrack integrated acquired solutions, and was positively impacted by a $6.8 million, or $0.13 per share, gain (net of taxes) on the sale of Dealertrack’s investment in TrueCar, Inc.

Non-GAAP Results for the Year Ended December 31, 2014

▪	Adjusted EBITDA for the year was $192.6 million, as compared to $117.7 million for 2013.
▪	Adjusted net income for the year was $82.3 million, as compared to $59.1 million for 2013.
▪	Diluted adjusted net income per share for the year was $1.53, as compared to $1.30 for 2013.

Guidance for 2015

Dealertrack’s guidance for 2015 is as follows:

Expected GAAP Results

▪	Revenue for the year is expected to be between $1,080 million and $1,100 million, an increase of 26% to 29% from 2014.
▪	GAAP net loss for the year is expected to be between $(20.0) million and $(17.0) million.
▪	Diluted GAAP net loss per share for the year is expected to be between $(0.34) and $(0.29).

Expected Non-GAAP Results

▪	Adjusted EBITDA for the year is expected to be between $220.0 million and $225.0 million.
▪	Adjusted net income for the year is expected to be between $80.0 million and $85.0 million.
▪	Diluted adjusted net income per share for the year is expected to be between $1.39 and $1.48.

Diluted GAAP net loss and adjusted net income per share guidance for the year is based on diluted weighted average shares outstanding of 58.5 million and 57.5 million, respectively. The guidance assumes that in 2015 new and used car sales by franchised dealers will increase between 2% to 3%.

Fourth Quarter Earnings Conference Call

Dealertrack will host a conference call to discuss its fourth quarter and full year 2014 results, as well as its 2015 guidance, on February 23, 2015, at 5:00 p.m. Eastern Time. The conference call will be webcast live on the Internet at ir.dealertrack.com. In addition, a live audio of the call will be accessible to the public by calling 877-303-6648 (domestic) or 970-315-0443 (international); no access code is necessary. Callers should dial in approximately 10 minutes before the call begins.

Non-GAAP Financial Measures

The non-GAAP measures of adjusted EBITDA and adjusted net income disclosures are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of net income (loss). Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding interest, taxes, depreciation and amortization expenses, stock-based compensation, contra-revenue and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results.

Adjusted net income is a non-GAAP financial measure that represents GAAP net income (loss) excluding stock-based compensation expense, the amortization of acquired identifiable intangibles, contra-revenue, and certain items, as applicable, such as: impairment charges, restructuring charges, impact of acquisition-related activity (including contingent consideration changes, compensation expense, basis difference amortization, and professional service fees), realized gains on sales of previously impaired securities, gains or losses on sales or disposals of subsidiaries and other assets, adjustments to deferred tax asset valuation allowances, non-cash interest expense, rebranding expense and certain other items that we do not believe are indicative of our ongoing operating results. These adjustments to net income (loss), which are shown before taxes, are adjusted for their tax impact at their applicable statutory rates.

Adjusted EBITDA and adjusted net income are presented because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties in the evaluation of comparable companies. Adjusted EBITDA and adjusted net income are also presented because the acquisition method of accounting can have a negative impact on our GAAP results because the depreciation and amortization expenses associated with acquired assets, in particular intangibles which tend to have a relatively short useful life, can be substantial in the first several years following an acquisition. As a result, we monitor our adjusted EBITDA and adjusted net income and other business statistics as a measure of operating performance in addition to net income (loss) and the other measures included in our consolidated financial statements. Management believes the adjusted EBITDA and adjusted net income information is useful to investors for these reasons. Adjusted EBITDA and adjusted net income are non-GAAP financial measures and should not be viewed as an alternative to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted net income is GAAP net income (loss) and has provided a reconciliation of adjusted EBITDA to GAAP net income (loss) and adjusted net income to GAAP net income (loss) in this press release.

About Dealertrack Technologies (www.dealertrack.com)

Dealertrack Technologies' intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, aftermarket providers and other service providers. In addition to the industry's largest online credit application network, connecting approximately 20,000 dealers with more than 1,500 lenders, Dealertrack Technologies delivers the industry's most comprehensive solution set for automotive retailers, including Digital Marketing, Dealer Management System (DMS), Inventory, F&I Solutions and Registration and Titling Solutions. For more information visit www.dealertrack.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding Dealertrack’s expected 2015 performance based on both GAAP and non-GAAP measures, the long-term outlook for its business, expectations concerning our acquisition of incadea, and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of Dealertrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include: economic trends that affect the automotive retail industry or the indirect automotive financing industry including the number of new and used cars sold; credit availability; reductions in automotive dealerships; increased competitive pressure from other industry participants, including CDK Global (formerly ADP), Cox Automotive, Dominion Dealer Solutions, Open Dealer Exchange, Reynolds and Reynolds, and RouteOne; the impact of some vendors of software products for automotive dealers making it more difficult for our customers to use our solutions and services; security breaches, interruptions, failures and/or other errors involving our systems or networks; the failure or inability to execute any element of our business strategy, including selling additional products and services to existing and new customers; our success in implementing an ERP system; the volatility of our stock price; new regulations or changes to existing regulations; the integration of recent acquisitions and the expected benefits, as well as the integration and expected benefits of any future acquisitions that we may pursue; our success in expanding its customer base and product and service offerings, the impact of recent economic trends, and difficulties and increased costs associated with raising additional capital; the impairment of intangible assets, such as trademarks and goodwill; the possibility that the expected benefits of our acquisition of incadea may not materialize as expected; failure to successfully integrate the business, infrastructure and employees of incadea; and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. These filings can be found on our website at www.dealertrack.com and the SEC’s website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and Dealertrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net revenue	$237,320	$126,111	$854,415	$481,534
Cost of revenue	135,327	55,861	469,940	209,926
Research and development	26,486	21,912	104,121	76,258
Selling, general and administrative	77,719	52,576	292,531	184,296
Total operating expenses	239,532	130,349	866,592	470,480
(Loss) income from operations	(2,212)	(4,238)	(12,177)	11,054
Interest expense, net	(9,010)	(3,226)	(33,522)	(12,752)
Other (expense) income, net	(1,707)	67	(746)	614
Earnings from equity method investment, net	2,348	1,609	7,959	5,651
Gain on disposal of subsidiary and sale of other assets	—	—	9,828	—
(Loss) income before benefit from income taxes, net	(10,581)	(5,788)	(28,658)	4,567
Benefit from income taxes, net	4,221	2,082	11,389	1,327
Net (loss) income	$(6,360)	$(3,706)	$(17,269)	$5,894

Basic net (loss) income per share	$(0.12)	$(0.08)	$(0.33)	$0.14
Diluted net (loss) income per share	$(0.12)	$(0.08)	$(0.33)	$0.13
Weighted average common stock outstanding (basic)	54,109	43,931	52,284	43,616
Weighted average common stock outstanding (diluted)	54,109	43,931	52,284	45,325

Adjusted EBITDA (non-GAAP) (a)	$54,668	$28,054	$192,571	$117,707
Adjusted EBITDA margin (non-GAAP) (b)	23%	22%	23%	24%
Adjusted net income (non-GAAP) (a)	$23,019	$12,387	$82,337	$59,095
Shares used for diluted adjusted net income per share (c)	55,410	45,686	53,780	45,325
Diluted adjusted net income per share (non-GAAP)	$0.42	$0.27	$1.53	$1.30

Stock-based compensation expense was classified as follows:
Cost of revenue	$217	$205	$1,016	$1,039
Research and development	774	670	3,072	2,520
Selling, general and administrative	3,334	2,787	12,986	10,832
	$4,325	$3,662	$17,074	$14,391

(a) See Reconciliation Data.

(b) Represents adjusted EBITDA as a percentage of net revenue.

(c) For the three months ended December 31, 2014 and 2013, due to the net loss, the share count used for computing diluted net loss per share is equal to the share count used for computing basic net loss per share. For computing diluted adjusted net income per share, the share count used includes 1,301 thousand shares and 1,755 thousand shares, respectively, related to options to purchase common stock and restricted common stock units.

For the twelve months ended December 31, 2014, due to the net loss, the share count used for computing diluted net loss per share is equal to the share count used for computing basic net loss per share. For computing diluted adjusted net income per share, the share count used includes 1,496 thousand shares related to options to purchase common stock and restricted common stock units.

DEALERTRACK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Cash and cash equivalents	$332,310	$122,373
Marketable securities	2,101	10,589
Customer funds and customer funds receivable	33,568	25,901
Accounts receivable, net	101,019	48,349
Deferred tax assets, net	18,838	2,053
Prepaid expenses and other current assets (Note 15)	54,183	21,314
Total current assets	542,019	230,579

Property and equipment, net	86,909	31,866
Software and website development costs, net	91,146	62,513
Investments	34,662	119,318
Intangible assets, net	526,202	136,754
Goodwill	1,055,262	316,466
Other assets — long-term	24,875	14,616
Total assets	$2,361,075	$912,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$116,798	$56,942
Customer funds payable	33,568	25,901
Deferred revenue	15,112	9,958
Due to acquirees and notes payable	23,906	2,000
Total current liabilities	189,384	94,801
Long-term debt, net	886,563	170,317
Other long-term liabilities	186,440	45,770
Total liabilities	1,262,387	310,888
Total stockholders' equity	1,098,688	601,224
Total liabilities and stockholders' equity	$2,361,075	$912,112

DEALERTRACK TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2014	2013
Operating activities:
Net (loss) income	$(17,269)	$5,894
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	136,530	62,527
Deferred tax benefit	(31,121)	(11,339)
Stock-based compensation expense	17,074	14,391
Provision for doubtful accounts and sales credits	14,013	10,012
Earnings from equity method investment, net	(7,959)	(5,651)
Deferred compensation	171	184
Stock-based compensation windfall tax benefit	(13,801)	(6,140)
Gain on disposal of subsidiary and sale of other assets	(9,828)	—
Realized gain on sale of securities	—	(362)
Amortization of debt issuance costs and debt discount	13,087	9,482
Change in contingent consideration	800	(500)
Forfeited customer deposits	(782)	—
Amortization of deferred interest	100	1,045
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(27,758)	(10,882)
Prepaid expenses and other current assets	(29,584)	2,686
Other assets — long-term	9,693	10,314
Accounts payable and accrued expenses	(27,104)	(1,274)
Deferred rent	911	171
Deferred revenue	314	1,889
Other liabilities — long-term	2,903	(62)
Net cash provided by operating activities	30,390	82,385

Consolidated Statements of Cash Flows (continued)

	Twelve Months Ended December 31,

	2014	2013
Investing activities:
Capital expenditures	(32,061)	(14,289)
Capitalized software and website development costs	(53,549)	(34,116)
Payment for acquisition of businesses, net of acquired cash	(555,906)	(85,382)
Proceeds from sale of investment in TrueCar	92,518	—
Purchases of marketable securities	(5,150)	(26,952)
Proceeds from sales and maturities of marketable securities	13,539	54,170
Return of equity method investment	101	714
Net cash used in investing activities	(540,508)	(105,855)

Financing activities:
Proceeds from issuance of term loan B credit facility	575,000	—
Principal payments on term loan B credit facility	(26,438)	—
Proceeds from revolving credit facility	160,000	—
Payments for debt issuance costs	(16,696)	—
Stock-based compensation windfall tax benefit	13,801	6,140
Proceeds from stock purchase plan and exercise of stock options	25,139	10,044
Purchases of treasury stock	(7,735)	(1,010)
Proceeds from note receivable	500	—
Payment of contingent consideration	(250)	—
Principal payments on capital lease obligations and financing arrangements	(108)	(125)
Repayment of a note payable	—	(11,439)
Net cash provided by financing activities	723,213	3,610

Net increase (decrease) in cash and cash equivalents	213,095	(19,860)
Effect of exchange rate changes on cash and cash equivalents	(3,158)	(1,578)
Cash and cash equivalents, beginning of period	122,373	143,811
Cash and cash equivalents, end of period	$332,310	$122,373

Supplemental disclosure:
Cash paid for:
Income taxes	$12,773	$5,029
Interest	15,625	4,222
Non-cash investing and financing activities:
Accrued capitalized hardware, software and fixed assets	7,262	3,412
Assets acquired under capital leases and financing arrangements	35	223
Non-cash consideration issued for acquisition of Dealer.com	471,220	—
Non-cash consideration issued for acquisition of ASR Pro	2,163	—
Non-cash consideration issued for acquisition of Vintek	—	4,000

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net (loss) income (GAAP)	$(6,360)	$(3,706)	$(17,269)	$5,894
Interest income	(130)	(98)	(458)	(510)
Interest expense – cash	5,962	885	20,892	3,780
Interest expense – non-cash	3,178	2,439	13,088	9,482
Benefit from income taxes, net	(4,221)	(2,082)	(11,389)	(1,327)
Depreciation of property and equipment and amortization of capitalized software and website costs	14,333	8,912	50,337	30,989
Amortization of acquired identifiable intangibles	23,729	8,702	86,193	31,538
EBITDA (non-GAAP)	36,491	15,052	141,394	79,846
Adjustments:
Stock-based compensation	4,325	3,662	17,074	14,391
Contra-revenue	1,365	1,065	5,272	4,869
Integration and other related costs	6,213	3,413	18,957	6,802
Acquisition-related and other professional fees	5,143	2,814	13,332	5,235
Acquisition-related contingent consideration changes and compensation expense, net	583	1,342	4,180	2,028
Amortization of equity method investment basis difference	548	706	2,190	2,824
Gain on disposal of subsidiary and sale of investments	—	—	(9,828)	—
Rebranding expense	—	—	—	2,068
Realized gain on sale of previously impaired securities (non-taxable)	—	—	—	(356)
Adjusted EBITDA (non-GAAP)	$54,668	$28,054	$192,571	$117,707

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013

Net (loss) income (GAAP)	$(6,360)	$(3,706)	$(17,269)	$5,894
Adjustments:
Interest expense – non-cash (not tax-impacted)	3,178	2,439	13,088	9,482
Amortization of acquired identifiable intangibles	23,729	8,702	86,193	31,538
Stock-based compensation	4,325	3,662	17,074	14,391
Contra-revenue	1,365	1,065	5,272	4,869
Integration and other related costs (a)	6,215	3,413	19,831	7,045
Acquisition-related and other professional fees (a)	5,323	2,814	13,512	5,235
Acquisition-related contingent consideration changes and compensation expense, net	583	1,342	4,180	2,028
Amortization of equity method investment basis difference	548	706	2,190	2,824
Gain on disposal of subsidiary and sale of investments	—	—	(9,828)	—
Rebranding expense	—	—	—	2,068
Realized gain on sale of previously impaired securities (non-taxable)	—	—	—	(356)
Amended state tax returns impact (non-taxable)	—	—	—	(19)
Tax impact of adjustments (b)	(15,887)	(8,050)	(51,906)	(25,904)
Adjusted net income (non-GAAP)	$23,019	$12,387	$82,337	$59,095

(a) The adjustment for adjusted net income exceeds the adjustment for adjusted EBITDA as a result of accelerated amortization charges relating to internally developed software, which are included in the depreciation adjustment within the adjusted EBITDA reconciliation, as well as integration items and acquisition items with an interest component, which are included in the interest adjustment within the adjusted EBITDA reconciliation.

(b) The tax impact of adjustments for the three months ended December 31, 2014, is based on a blended tax rate of 37.7% applied to taxable adjustments. The tax impact of adjustments for the twelve months ended December 31, 2014 is based on a blended tax rate of 38.3% applied to taxable adjustments other than gain on sale of investment which is based on an effective tax rate of 30.9%. Additionally, the tax impact of adjustments for the twelve months ended December 31, 2014, includes $1.8 million of incremental deferred taxes related to the acquisition of Dealer.com. The blended tax rates are based upon the statutory tax rates of 38.6% and 26.5% applied to the adjustments for U.S. and Canada, respectively.

The tax impact of adjustments for the three and twelve months ended December 31, 2013, is based on a U.S. statutory tax rate of 37.2% applied to taxable adjustments other than amortization of acquired identifiable intangibles and stock-based compensation expense, which are based on a blended tax rate of 37.1% and 36.9%, respectively, for the three months ended December 31, 2013, and 37.1% and 36.8%, respectively, for the twelve months ended December 31, 2013.

A reconciliation of GAAP to non-GAAP measures is included in our investor presentation, which also includes the impact of reconciled items on individual income statement classifications.

DEALERTRACK TECHNOLOGIES, INC.
Reconciliation of Forward-looking GAAP Net Loss to Forward-looking Non-GAAP Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2015
	Expected Range

Net loss (GAAP)	$(20.0)	$(17.0)
Interest, net	42.5	42.5
Income taxes, net	(11.0)	(9.0)
Amortization of basis difference from joint venture	1.5	1.5
Depreciation and amortization	70.0	68.0
Amortization of acquired identifiable intangibles	90.0	90.0
EBITDA (non-GAAP)	173.0	176.0
Adjustments:
Stock-based compensation	26.0	26.0
Non-recurring costs (a)	17.0	19.0
Contra-revenue	4.0	4.0
Adjusted EBITDA - (non-GAAP)	$220.0	$225.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, and fair value adjustments.

Reconciliation of Forward-looking GAAP Net Loss to Forward-looking Non-GAAP Adjusted Net Income
(Dollars in millions)
(Unaudited)

	Year Ending December 31, 2015
	Expected Range

Net loss (GAAP)	$(20.0)	$(17.0)
Adjustments:
Stock-based compensation	26.0	26.0
Amortization of acquired identifiable intangibles	90.0	90.0
Amortization of basis difference from joint venture	1.5	1.5
Non-cash interest expense (not tax-impacted)	14.0	14.0
Non-recurring costs (a)	17.0	19.0
Contra-revenue	4.0	4.0
Tax impact of adjustments (b)	(52.5)	(52.5)
Adjusted net income (non-GAAP)	$80.0	$85.0

(a) Includes certain professional fees, integration and other related costs, acquisition-related compensation expense, accelerated depreciation and fair value adjustments.
(b) The tax impact of adjustments are based on a blended tax rate of approximately 37% - 38% applied to taxable adjustments.

DEALERTRACK TECHNOLOGIES, INC.
Summary of Business Statistics
Three months ended
(Unaudited)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2014	2014	2014	2014	2013

Subscription revenue (in thousands)	$98,499	$94,803	$91,485	$61,969	$49,107
Transaction revenue (in thousands)	$80,368	$87,157	$87,381	$77,735	$70,338
Advertising and other revenue (in thousands)	$58,453	$51,560	$45,901	$19,104	$6,666

Active dealers in our U.S. network as of end of the period (a)	19,770	20,334	20,670	20,719	20,046
Active lenders in our U.S. network as of end of the period (b)	1,539	1,511	1,468	1,443	1,410
Active lender to dealer relationships as of end of the period (c)	202,086	204,338	201,240	202,984	191,135

Subscribing dealers in U.S. and Canada as of end of the period (d)	24,336	24,089	23,876	23,624	18,464
Average monthly subscription revenue per subscribing dealership (e)	$1,288	$1,253	$1,218	$956	$815

Transactions processed (in thousands) (f)	28,789	31,391	30,669	28,560	24,471
Average transaction price (g)	$2.84	$2.82	$2.89	$2.76	$2.91
Transaction revenue per car sold (h)	$9.53	$8.86	$8.68	$11.20	$8.63

Active dealerships on advertising platform as of end of the period (i)	7,525	8,143	7,031	7,053	*
Average monthly advertising spend per dealer rooftop (j)	$2,146	$2,041	$1,826	$1,708	*

* Historical amounts not applicable

(a) We consider a dealer to be active in our U.S. network as of a date if the dealer completed at least one revenue-generating credit application processing transaction using the U.S. Dealertrack network during the most recently ended calendar month. The number of active U.S. dealers is based on the number of dealer accounts as communicated by lenders on the U.S. Dealertrack network.

(b) We consider a lender to be active in our U.S. network as of a date if it is accepting credit application data electronically from U.S. dealers in the U.S. Dealertrack network.

(c) Each lender to dealer relationship represents a pair between an active U.S. lender and an active U.S. dealer at the end of a given period.

(d) Represents the number of dealerships in the U.S. and Canada with one or more active subscriptions at the end of a given period. Subscriptions to Dealertrack CentralDispatch have been excluded as these customers include brokers and carriers in addition to dealers.

(e) Represents dealer-based subscription services revenue, including subscription revenue from partners who include our solutions in their dealer offerings, divided by average subscribing dealers for a given period in the U.S. and Canada. Revenue used in the calculation adds back (excludes) subscription related contra-revenue. In addition, subscribing dealers and subscription services revenue from Dealertrack CentralDispatch have been excluded from the calculation as a majority of these customers are not dealers.

(f) Represents revenue-generated transactions processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling Solutions, Collateral Management Solutions and Dealertrack Canada networks at the end of a given period.

(g) Represents the average revenue earned per transaction processed in the U.S. Dealertrack, Dealertrack Aftermarket Services, Registration and Titling solutions, Collateral Management solutions and Dealertrack Canada networks during a given period. Revenue used in the calculation adds back (excludes) transaction related contra-revenue.

(h) Represents transaction services revenue divided by our estimate of total new and used car sales for the period in the U.S. and Canada. Revenue used in this calculation adds back (excludes) transaction related contra-revenue.

(i) We consider a dealership to be active on our advertising platforms as of a date if they incurred advertising spend in that month. The number of advertisers at the end of the period may be impacted by the timing of manufacturer endorsed campaigns on behalf of their dealership base, for which there were approximately 225 dealerships that were part of a short term campaign at December 31, 2014 and approximately 900 as of September 30, 2014.

(j) Represents advertising services revenue divided by average active dealerships on our advertising platform for a given period commencing with the Dealer.com acquisition on March 1, 2014.

TRAK-E ###

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